UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2019

Asure Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34522	74-2415696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3700 N. Capital of Texas Hwy #350, Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

512-437-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ASUR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

On October 7, 2019, Asure Software, Inc. (“Asure”) entered into an Asset and Equity Purchase Agreement (the “Purchase Agreement”), dated as of October 7, 2019, with FM: Systems Group, LLC and FMS Bidco UK Limited. (collectively, “Buyer”), pursuant to which, among other things, Buyer has agreed to acquire all of the issued share capital of Asure Software UK Limited (UK) and OccupEye Limited (UK) (together, the “Purchased Subsidiaries”) and certain assets comprising Asure’s workspace solution business (“Purchased Assets”) and assume certain liabilities and obligations relating to the Purchased Assets or the workspace solution business, for an aggregate purchase price of $120 million in cash. The purchase price is subject to a working capital adjustment.

Asure has made customary representations, warranties and covenants in the Purchase Agreement. Asure’s obligation to indemnify Buyer for breaches of the representations and warranties contained in the Purchase Agreement is limited to certain fundamental representations and warranties. Buyer has obtained a representations and warranties insurance policy, under which it may seek coverage for breaches of Asure’s representations and warranties, subject to customary exclusions and limits. Asure is also required to indemnify Buyer for fraud and certain other matters specified in the Purchase Agreement.

The closing of the acquisition is subject to customary closing conditions, including (i) expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) the receipt of all required consents, (iii) the absence of any legal proceeding, law or governmental order that prevents the completion of the transactions contemplated by the Purchase Agreement and (iv) the accuracy of the representations and warranties of, and compliance with covenants by, each of the parties to the Purchase Agreement. The closing will occur on the later of (i) the second business day after satisfaction or waiver of all of the closing conditions or (ii) such other date as Seller and Buyer may mutually agree. However, closing may not occur prior to 35 business days following the date of the Purchase Agreement without the consent of Buyer and must be completed no later than sixty days following the date of the Purchase Agreement. The closing is not subject to a financing condition. An equity financing commitment for the full purchase price is in place and Seller has the right to enforce the equity financing commitment against the parties who are obligated to provide equity financing.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

The Purchase Agreement has been filed with this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about Asure or the Purchased Subsidiaries. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such Purchase Agreement, and may be subject to important limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Asure’s public disclosures.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Joseph Karbowski has informed Asure that he will resign as Asure’s Chief Technology Officer, effective on, and subject to, the closing of the acquisition. The information set forth under Item 1.01 is incorporated herein by reference into this Item 5.02.

Item 7.01 Regulation FD Disclosure

On October 7, 2019, Asure issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by Asure under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events

At the closing of the acquisition, Asure will enter into a transition services agreement with Buyer to provide transition services with respect to the Purchased Assets and Purchased Subsidiaries for a period of approximately 6 months. Also, as part of the acquisition, Asure will be assigning to Buyer its rights and obligations under a Master Agreement, dated January 29, 2019, between SMTC Corporation (“SMTC”) and a subsidiary of Asure for the manufacture and supply of goods (the “SMTC Agreement”). David Sandberg and J. Randall Waterfield, directors of Asure, are also directors of SMTC and beneficial owners of the common stock of SMTC. Mr. Sandberg’s beneficial ownership through his personal holdings and affiliation with Red Oak Partners LLC is in excess of 20% of the outstanding shares of common stock of SMTC. Through September 30, 2019, Asure’s subsidiary has paid SMTC approximately $2.4 million under the SMTC Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Asset and Equity Purchase Agreement, dated as of October 7, 2019, between Asure Software, Inc., FM:Systems Group, LLC and FMS Bidco UK Limited. *
99.1	Press Release dated October 7, 2019

* Schedules and similar attachments to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

Asure agrees to furnish supplementally a copy of all omitted schedules and similar attachments to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: October 7, 2019	By:	/s/ Patrick Goepel
Patrick Goepel, Chief Executive Officer and President